Exhibit 10.13

Orchard Turn Retail Investment Pte Ltd
(A joint venture company between
CapitaLand and Sun Hung Kai Properties)

2 Orchard Turn
ION Orchard #05-03
Singapore 238801
T+65 6485 5200 F+65 6485 5222
www.ionorchard.com
(Regn. No.200603106H)

10 October 2023

To: Hong Ye Group Pte Ltd

TERM CONTRACT FOR CLEANING SERVICES IN ION ORCHARD

On 15 August 2022, we awarded a contract for the provision of cleaning services in ION Orchard to Hong Ye Group Pte Ltd. The duration of the term contract is 3 years (36 months), commencing from 1 July 2022 until 30 June 2025. The vendor agreed to provide cleaning services for Orchard Turn Retail Investment Pte Ltd for a sum of S$3,073,800 per year.

In accepting the contract, the vendor also agreed to (i) take up insurance policies covering Workmen’s Compensation, Public Liability and Contractors’ All Risk prior to the commencement of the contract, (ii) deposit with Orchard Turn Retail Investment Pte Ltd a performance bond for a sum equal to the tender award amount, and (iii) observe all rules and regulation prescribed by Orchard Turn Retail Investment Pte Ltd which were notified to them in writing.

Thank you.

Yours faithfully

YEO MUI HONG

CEO

For and on behalf of Orchard Turn Developments Pte Ltd

Property Manager for Orchard Turn Retail Investment Pte Ltd